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NO ________                                                             WARRANTS

                CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANT
          VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON ___________, 2000

                           DYNAMIC INTERNATIONAL, LTD.

                                                               CUSIP ______ __ _

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Class B Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of Dynamic International, Ltd., a Nevada corporation (the "Company"), of the Company at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $10.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _____________, 1997 between the Company and the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration date" shall mean 5:00 P.M. (New York City time) on ___________, 2000 [3 years after IPO], or such earlier date as stated in a notice advising that the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day


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on which the banks are authorized to close, then the Expiration Date shall mean
5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective, unless the Company receives an opinion of counsel, satisfactory to the Company's counsel, that an exemption from is available. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  This Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant, provided the market price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall exceed $15.00 per share, for ten consecutive business days within a period of thirty consecutive trading days ending within five days prior to the date of the notice of redemption, as reported on the Nasdaq Stock Market, Inc. or such other primary exchange upon which the Common Stock is traded. Notice of redemption shall be given not earlier than the sixtieth day and not later than the thirtieth day before the date the fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive $.01 per Warrant upon surrender of this Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby
(notwithstanding any notations or writing hereon made by


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anyone other than a duly authorized officer of the Company or the Warrant Agent)
for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: _______________

Countersigned:                        DYNAMIC INTERNATIONAL, LTD.

AMERICAN STOCK TRANSFER
& TRUST COMPANY

                                      By:               ATTEST:

By:__________________        PRESIDENT              SECRETARY
   Authorized Officer


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                     [FORM OF ELECTION TO EXERCISE WARRANTS]


                  The undersigned hereby irrevocably elect to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Dynamic International, Ltd. in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is ____________________________ and that such Certificate be delivered to
_______________________ whose address is _______________.


Dated:              Signature _____________________________
                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                    _______________________________________
                    (Insert Social Security or Other Identifying Number of
                    Holder)


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                              [FORM OF ASSIGNMENT]


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED ________________________________ hereby sells, assign, and transfers unto _________________________

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                 Signature _____________________________
                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                       _______________________________________
                       (Insert Social Security or Other Identifying Number of Holder)


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